As filed with the Securities and Exchange Commission on November 8, 2006

Registration No. 333-137605

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Education Management LLC

Education Management Finance Corp.

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	8249	20-4506022
Delaware	8249	20-4887689
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Education Management Corporation

210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222

(412)-562-0900

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

J. Devitt Kramer, Esq.

Senior Vice President, General Counsel and Secretary

210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222

(412)-562-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Tel: (212) 455-2000

Approximate date of commencement of proposed exchange offers:  As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
8 3/4% Senior Notes due 2014	$375,000,000	100%	$375,000,000	$40,125(2)
10 1/4% Senior Subordinated Notes due 2016	$385,000,000	100%	$385,000,000	$41,195(2)
Guarantees of 8 3/4% Senior Notes due 2014(4)	N/A(3)	(4)	(4)	(4)
Guarantees of 10 1/4% Senior Subordinated Notes due 2016(4)	N/A(3)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously Paid.
(3)	See inside facing page for additional registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
AID Restaurant, Inc.	Texas	01-0691168	8080 Park Lane Suite 100 Dallas, Texas 75231 214-692-8080

AIH Restaurant, Inc.	Texas	76-0431417	1900 Yorktown Houston, Texas 77056 713-623-2040

AIIM Restaurant, Inc.	Minnesota	41-1977654	15 S. 9th St. LaSalle Building Minneapolis, Minnesota 55409 612-332-3361

Argosy University Family Center, Inc.	Minnesota	16-1665500	310 East 38th St. Minneapolis, MN 55409 612-827-5981

Brown Mackie Holding Company	Delaware	20-3108775	210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 412-562-0900

The Connecting Link, Inc.	Georgia	58-1987235	5126 Ralston St. Ventura, CA 93003 805-654-0739

EDMC Aviation, Inc.	Pennsylvania	20-0212231	210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 412-562-0900

EDMC Marketing and Advertising, Inc.	Georgia	58-1591601	210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 412-562-0900

Higher Education Services, Inc.	Georgia	58-1983881	709 Mall Avenue Savanah, GA 31406 803-799-9082

MCM University Plaza, Inc.	Illinois	36-4118464	210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222 412-562-0900

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of Education Management LLC and Education Management Finance Corp. is being filed for the purpose of filing exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a) Education Management Finance Corp. and Brown Mackie Holding Company are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation and/or the bylaws of Education Management Finance Corp. and Brown Mackie Holding Company provide for indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the full extent permitted by the DGCL, as amended from time to time.

(b) Education Management LLC is a limited liability company organized under the laws of Delaware

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with this provisions, the Limited Liability Company Agreement of Education Management LLC state that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(c) Higher Education Services, Inc. is incorporated under the laws of Georgia

Section 14 of the Georgia Business Corporation Code states that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a director under this Code section: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Code further states that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director.

A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and f he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes appropriation, in violation of his or her duties, of any business opportunity of the corporation, acts or omissions which involve intentional misconduct or a knowing violation of law, the types of liability set forth in section 14-2-832 of the Code or receipt of an improper personal benefit.

A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability.

The bylaws of Higher Education Services, Inc. provide that the corporation shall indemnify any and all persons who may serve or who have served at any time as directors, trustees or officers to the fullest extent permitted by the Georgia Business Corporation Code.

(d) MCM University Plaza, Inc. is incorporated under the laws of Illinois.

Under Article 8, Section 5 of the Illinois Business Corporation Act, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A corporation may purchase and maintain insurance on behalf of any such person against any liability asserted him or her and incurred by him or her in any such capacity.

The bylaws of MCM University Plaza, Inc. provide that the corporation shall indemnify any and all persons whom it shall have the power to indemnify under the provisions of the Illinois Business Corporation Act from and against any and all of the expenses, liabilities or other matters referred to by such provisions.

(e) AIIM Restaurant, Inc. and Argosy University Family Center, Inc. are each incorporated under the laws of Minnesota.

The Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; acted in good faith; received no improper personal benefit; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was not opposed to the best interests of the corporation.

A corporation may purchase and maintain insurance on behalf of a person in that person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

The articles of association and the bylaws of AIIM Restaurant, Inc. and Argosy University Family Center, Inc. provide that directors, officers, committee members and other persons shall have the rights to indemnification provided by the Minnesota Business Corporation Act.

(f) EDMC Aviation, Inc. is incorporated under the laws of Pennsylvania.

Under Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), subject to certain limitations, a corporation has the power to indemnify directors, officers and other parties under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Expenses incurred by parties in defending any action may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

The bylaws of EDMC Aviation, Inc. provide that it may indemnify any person who is or was or shall be a director or officer of the corporation, and may indemnify any person who is or was or shall be an employee or agent of the corporation, to the fullest extent permitted by the PBCL, from time to time.

(g) AID Restaurant, Inc. and AIH Restaurant, Inc. are each incorporated under the laws of Texas.

The Texas Business Organizations Code provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 of the Code if it is determined in accordance with Section 8.103 that the person acted in good faith; reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and, in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful.

The bylaws of AID Restaurant, Inc. and AIH Restaurant, Inc. provide that the corporations indemnify its present and former directors and officers to the fullest extent permitted by the Texas Business Corporation Act.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 3, 2006, between EM Acquisition Corporation and Education Management Corporation (“EDMC”) (incorporated herein by reference to the Exhibits filed with EDMC’s Current Report on Form 8-K dated March 9, 2006 and filed March 9, 2006 (Commission File No. 000-21363))*

3.1	Certificate of Formation of Education Management LLC*

3.2	Limited Liability Company Agreement of Education Management LLC*

3.3	Articles of Incorporation of Education Management Finance Corp.*

3.4	Bylaws of Education Management Finance Corp.*

3.5	Articles of Incorporation of AID Restaurant, Inc.*

3.6	Bylaws of AID Restaurant, Inc.*

3.7	Articles of Incorporation of AIH Restaurant, Inc.*

3.8	Bylaws of AIH Restaurant, Inc.*

3.9	Articles of Incorporation of AIIM Restaurant, Inc.*

3.10	Bylaws of AIIM Restaurant, Inc.*

3.11	Articles of Incorporation of Argosy University Family Center, Inc.*

3.12	Bylaws of Argosy University Family Center, Inc.*

3.13	Certificate of Incorporation of Brown Mackie Holding Company*

3.14	Bylaws of Brown Mackie Holding Company*

3.15	Articles of Incorporation of The Connecting Link, Inc.*

3.16	Bylaws of The Connecting Link, Inc.*

3.17	Articles of Incorporation of EDMC Aviation Inc.*

3.18	Bylaws of EDMC Aviation Inc.*

3.19	Articles of Incorporation of EDMC Marketing and Advertising, Inc.*

3.20	Bylaws of EDMC Marketing and Advertising, Inc.*

3.21	Articles of Incorporation of Higher Education Services, Inc.*

3.22	Bylaws of Higher Education Services, Inc.*

3.23	Articles of Incorporation of MCM University Plaza, Inc.*

3.24	Bylaws of MCM University Plaza, Inc.*

4.1	Indenture, dated as of June 1, 2006, among Education Management LLC, Education Management Finance Corp., the Guarantors named therein and The Bank of New York, as Trustee, governing the 8 3/4% Senior Notes**

4.2	Indenture, dated as of June 1, 2006, among Education Management LLC, Education Management Finance Corp., the Guarantors named therein and The Bank of New York, as Trustee, governing the 10 1/4% Senior Subordinated Notes**

5.1	Opinion of Simpson Thacher & Bartlett LLP**

5.2	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP**

5.3	Opinion of Greenberg Traurig, LLP**

5.4	Opinion of Morgan, Lewis & Bockius LLP**

5.5	Opinion of Dorsey & Whitney LLP**

5.6	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP**

10.1	Form of Credit and Guaranty Agreement, dated as of June 1, 2006, among Education Management LLC, Education Management Holdings LLC, certain Subsidiaries of Education Management Holdings LLC, the designated Subsidiary Borrowers referred to therein, each lender thereto, Credit Suisse Securities (USA) LLC, as Syndication Agent, BNP Paribas, as Administrative Agent and Collateral Agent and Merrill Lynch Capital Corporation and Bank of America, N.A., as Documentation Agents**

10.2	Form of Pledge and Security Agreement, dated as of June 1, 2006, among Education Management LLC, Education Management Holdings LLC, Education Management Finance Corp., the subsidiaries of Education Management LLC and BNP Paribas, as Collateral Agent**

10.3	Copyright Security Agreement, dated as of June 1, 2006, between Educational Management LLC and BNP Paribas, as Collateral Agent**

10.4	Trademark Security Agreement, dated as of June 1, 2006, between Educational Management LLC and BNP Paribas, as Collateral Agent**

10.5	Subscription Agreement, dated as of June 1, 2006, between EM Acquisition Corporation and each of the Purchasers named therein**

10.6	Management Agreement, dated as of June 1, 2006, between EM Acquisition Corporation, Education Management LLC, Goldman, Sachs & Co. and Providence Equity Partners Inc**

10.7	Amended and Restated Shareholders’ Agreement, dated as of October 30, 2006, between EDMC and each of the Shareholders named therein**

10.8	EDMC Retirement Plan (incorporated by reference to the Exhibits to EDMC’s Annual Report on Form 10-K for the year ended June 30, 2003, filed on September 29, 2003 (the “2003 Form 10-K”))

10.9	EDMC Stock Option Plan, effective August 1, 2006**

10.10	EDMC Deferred Compensation Plan, amended for implementation August 1, 2003 (incorporated by reference to the Exhibits filed with the 2003 Form 10-K)

10.11	EDMC Deferred Compensation Plan, amended for implementation August 1, 2003, with resolution for rescission of 2005 contributions under the AJCA, effected December 14, 2005 (incorporated by reference the Exhibits filed with EDMC’s Current Report on Form 8-K filed on December 19, 2005)
10.12	Amendment to the EDMC Retirement Plan, dated as of March 9, 2004**
10.13	Second Amendment to the EDMC Retirement Plan, dated as of December 23, 2004**
10.14	Third Amendment to the EDMC Retirement Plan, dated as of December 21, 2005**

10.15	Employment Agreement, dated as of June 1, 2006, by and between EDMC and John R. McKernan, Jr.*

10.16	Employment Agreement, dated as of June 1, 2006, by and between EDMC and Edward H. West*

10.17	Nonqualified Stock Option Agreement (Time-Vesting), between EDMC and John R. McKernan, Jr., effective as of August 1, 2006*

10.18	Nonqualified Stock Option Agreement (Performance-Vesting), between EDMC and John R. McKernan, Jr., effective as of August 1, 2006*

10.19	Nonqualified Stock Option Agreement (Time-Vesting), between EDMC and Edward H. West, effective as of August 1, 2006*

10.20	Nonqualified Stock Option Agreement (Performance-Vesting), between EDMC and Edward H. West, effective as of August 1, 2006*

12.1	Computation of Ratio of Earnings to Fixed Charges*

21.1	List of Subsidiaries*

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)**

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included as part of his opinion filed as Exhibit 5.2 hereto)**

23.3	Consent of Greenberg Traurig, LLP (included as part of its opinion filed as Exhibit 5.3 hereto)**

23.4	Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion filed as Exhibit 5.4 hereto)**

23.5	Consent of Dorsey & Whitney LLP (included as part of its opinion filed as Exhibit 5.5 hereto)**

23.6	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included as part of its opinion filed as Exhibit 5.6 hereto)**

23.7	Consent of Ernst & Young LLP*

24.1	Power of Attorney of Education Management LLC*

24.2	Power of Attorney of Education Management Finance Corp*

24.3	Power of Attorney of AID Restaurant, Inc.*

24.4	Power of Attorney of AIH Restaurant, Inc.*

24.5	Power of Attorney of AIIM Restaurant, Inc.*

24.6	Power of Attorney of Argosy University Family Center*

24.7	Power of Attorney of Brown Mackie Holding Company*

24.8	Power of Attorney of The Connecting Link, Inc.*

24.9	Power of Attorney of EDMC Aviation Inc.*

24.10	Power of Attorney of EDMC Marketing and Advertising, Inc.*

24.11	Power of Attorney of Higher Education Services, Inc.*

24.12	Power of Attorney of MCM University Plaza, Inc.*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 8 3/4% Senior Notes**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 10 1/4 % Senior Subordinated Notes**

99.1	Form of Letter of Transmittal**

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees**

99.3	Form of Letter to Clients**

99.4	Form of Notice of Guaranteed Delivery**

*	Previously filed
**	Filed herewith

(b) Financial Statement Schedules

None.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

EDUCATION MANAGEMENT LLC

By:	*
Name:	John R. McKernan, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John R. McKernan, Jr.	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2006

* Christopher M. Lynne	Vice President and Controller (Principal Accounting Officer)	November 8, 2006

* Adrian M. Jones	Director	November 8, 2006

* Leo F. Mullin	Director	November 8, 2006

* Peter O. Wilde	Director	November 8, 2006

* Paul J. Salem	Director	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

EDUCATION MANAGEMENT FINANCE CORP.

By:	*
Name:	John R. McKernan, Jr.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John R. McKernan, Jr.	President (Principal Executive Officer)	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)	November 8, 2006

* Christopher M. Lynne	Controller (Principal Accounting Officer)	November 8, 2006

* Leo F. Mullin	Director	November 8, 2006

* Adrian M. Jones	Director	November 8, 2006

* Peter O. Wilde	Director	November 8, 2006

* Paul J. Salem	Director	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

AID RESTAURANT, INC.

By:	*
Name:	Simon Lumley
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Simon Lumley	President (Principal Executive Officer) and Director	November 8, 2006

/s/ EDWARD H. WEST Edward H. West	Principal Financial Officer	November 8, 2006

* Christopher M. Lynne	Controller and Principal Accounting Officer	November 8, 2006

*By:	/s/ EDWARD H. WEST
Edward H. West Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

AIH RESTAURANT, INC.

By:	*
Name:	Larry Horn
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Larry Horn	President (Principal Executive Officer) and Director	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

*By:	/s/ EDWARD H. WEST
Edward H. West Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

AIIM RESTAURANT, INC.

By:	*
Name:	Joseph Marzano
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph Marzano	President (Principal Executive Officer) and Director	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

*By:	/s/ EDWARD H. WEST
Edward H. West Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

ARGOSY UNIVERSITY FAMILY CENTER, INC.

By:	*
Name:	William Cowan
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William Cowan	President (Principal Executive Officer) and Director	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

BROWN MACKIE HOLDING COMPANY

By:	*
Name:	Danny Finuf
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	November 8, 2006
Danny Finuf

/S/ EDWARD H. WEST	Principal Financial Officer and Director	November 8, 2006
Edward H. West

*	Principal Accounting Officer	November 8, 2006
Christopher M. Lynne

*	Director	November 8, 2006
John R. McKernan

*	Director	November 8, 2006
Stacey R. Sauchuk

*By:	/S/ EDWARD H. WEST
Edward H. West
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

THE CONNECTING LINK, INC.

By:	*
Name:	Gregory O’Brien
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregory O’Brien	President (Principal Executive Officer) and Director	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer and Director	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

* John R. McKernan, Jr.	Director	November 8, 2006

* John T. South, III	Director	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

EDMC AVIATION, INC.

By:	*
Name:	John R. McKernan, Jr.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John R. McKernan, Jr.	President (Principal Executive Officer) and Director	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer and Director	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

* Stacey R. Sauchuk	Director	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

EDMC MARKETING AND ADVERTISING, INC.

By:	*
Name:	Joseph A. Charlson
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph A. Charlson	President (Principal Executive Officer)	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer and Director	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

* John R. McKernan, Jr.	Director	November 8, 2006

* John T. South, III	Director	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

HIGHER EDUCATION SERVICES, INC.

By:	*
Name:	John T. South, III
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. South, III	President (Principal Executive Officer) and Director	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer and Director	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

* John R. McKernan, Jr.	Director	November 8, 2006

* John T. South, III	Director	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 8, 2006.

MCM UNIVERSITY PLAZA, INC.

By:	*
Name:	Gregory O’Brien
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregory O’Brien	President (Principal Executive Officer) and Director	November 8, 2006

/S/ EDWARD H. WEST Edward H. West	Principal Financial Officer and Director	November 8, 2006

* Christopher M. Lynne	Principal Accounting Officer	November 8, 2006

* John R. McKernan, Jr.	Director	November 8, 2006

* John T. South, III	Director	November 8, 2006

*By:	/S/ EDWARD H. WEST
Edward H. West Attorney-in-Fact